UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2012

GOLD AND GEMSTONE MINING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54700	98-0642269
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2144 Whitekirk Way, Draper, Utah	84020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 882-1179

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into Material Definitive Agreement

On December 3, 2012, Gold and GemStone Mining Inc. (“we”, “us”, “our”) appointed Mr. Martin Hall and Mr. Michael Arnold to its board of directors, bringing the total members of the board of directors to five (5). Mr. Hall will also serve as the Chairman of our board of directors and Mr. Arnold will also serve as Vice President of International Business Development.

Martin Hall

Since 2006, Mr Martin Hall has been the President of 22 international, specialist partner companies structured under the “umbrella” of the Salamax and Changing Tides Group of companies. From 1990 to 2000 Mr Hall was an Intelligence Operative, Counter-Terrorism Expert and Specialist Investigator with South African Security Services. He also served as an official liaison to Interpol and Europol. During the latter part of his career, from 2000 to 2006, he served as a South African diplomat with formal accreditation to the United Kingdom, the Republic of Ireland, Denmark, Sweden, Belgium, the Netherlands and a number of EU countries. He is strategically aligned with the AU, EU, SADC and COMESA, and serves as a personal advisor to certain African Heads of States.

With the Salamax and Changing Tides Group of companies, Mr. Hall has helped develop cutting-edge technologies relating to renewable energy, health & infection control, infrastructure development, agriculture, water treatment and mining. Mr Hall is currently working closely with numerous African governments in an effort to transform the mining industry on the continent and to provide them with related technologies. Mr. Hall was appointed to our board of directors due to his extensive experience of business and security in Africa.

Michael Arnold

Mr. Arnold has experience as a market maker in the City of London and has knowledge in trading in the fiscal and physical markets. From 1995 to 1996 he was a market maker with Harvard Securities in London and from 1996 to 1997, he was a financial advisor at Marlow Sachs where he sold and management financial products.

From 1997 to 2006 he was the Managing Director of City & London Ltd., where Mr. Arnold branched out into property speculation and development, purchasing and renovating properties in London and the south east of England. He also was involved in the purchasing and taking through to full planning, a number of residential and leisure projects in and around Europe, as well as commodities trading. From 2006 to 2010 Mr. Arnold provided private financial consulting services to start up businesses. In 2011 Mr. Arnold started TTM Global Enterprises Ltd., where he currently serves as President. TTM Global Enterprises Ltd., is engaged in the procurement and implementation of capital projects in Africa with particular emphasis on developing infrastructure and mining.

Over the years, through his trading activities and property developments, he developed contacts within the African continent and also in the Middle East, as a result of these contacts Mr. Arnold is well placed to bring further concessions to the board along with commercial opportunities in these regions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AND GEMSTONE MINING INC.

/s/ Charmaine King
Charmaine King
President and Director

Date: December 3, 2012